Exhibit 4.5

AMENDMENT AGREEMENT TO

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS AMENDMENT AGREEMENT TO THE AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”) is entered into as of December 11, 2014, by and among:

1.	Baozun Cayman Inc., an exempted company incorporated with limited liability under the Laws of Cayman Islands (the “Company”);

2.	each of the individuals and their respective holding company listed on Schedule A attached hereto (each such individual, a “Principal” and collectively, the “Principals”, and such holding company, a “Principal Holding Company” and collectively, the “Principal Holding Companies”);

3.	Baozun Hong Kong Holding Limited, a company incorporated under the Laws of Hong Kong;

4.	Shanghai Baozun E-Commerce Limited , a limited liability company duly established and validly existing under the Laws of the PRC, whose legal address is Room 108, No. 1, 2 and 3, Lane 1188, Wanrong Road;

5.	Shanghai Zunyi Business Consulting Ltd. , a limited liability company duly established and validly existing under the Laws of the PRC;

6.	GS INVESTMENT PARTNERS (MAURITIUS) I LIMITED, a limited liability company duly established and validly existing under the Laws of Mauritius, whose legal address is Level 3, Alexander House, 35 Cybercity, Ebene, Mauritius (“GSIP”);

7.	PRIVATE OPPORTUNITIES (MAURITIUS) I LIMITED, a limited liability company duly established and validly existing under the Laws of Mauritius, whose legal address is Level 3, Alexander House, 35 Cybercity, Ebene, Mauritius (“GSPO”, together with GSIP, “Goldman Sachs”);

8.	ALIBABA INVESTMENT LIMITED, a limited liability company duly established and validly existing under the Laws of British Virgin Islands, whose legal address is Trident Chambers, P. O. Box 146, Road Town, Tortola British Virgin Islands (“Ali”);

9.	CRESCENT CASTLE HOLDINGS LTD, a company duly incorporated and validly existing under the Laws of Cayman Islands, whose legal address is 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands (“Crescent”);

10.	Asia Tech Investments Ltd. (formerly known as Stelca Holdings Ltd.), a company duly incorporated and validly existing under the Laws of Cayman Islands, whose legal address is 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands (“Stelca”);

11.	NEW ACCESS CAPITAL FUND I , a limited partnership duly established and validly existing under the Laws of the PRC, whose legal address is Room 3E-1327, No. 2123, Pudong Avenue, Pudong New District, Shanghai ; NEW ACCESS CAPITAL FUND II (“New Access Qianjing”)), a limited partnership duly established and validly existing under the Laws of the PRC, whose registered address is Room B1177, 1/F., No. 258 Pingyang Road, Minhang District, Shanghai (“New Access Qianlong”, together with New Access Qianjing, collectively, “New Access”);

12.	INFINITY I-CHINA INVESTMENTS (ISRAEL) L.P., a limited partnership duly established and validly existing under the Laws of Israel, whose legal address is 3 Azrieli Center, Triangle Tower, 42nd Floor, Tel Aviv, 67023, Israel (“Infinity”); and

13.	TSUBASA CORPORATION, a corporation duly established and validly existing under the Laws of the Federated States of Micronesia, whose legal address is 14 Pohn Umpomp Place-Nett, VB Center, Suite 2A, P.O. Box 902, Pohnpei FM 96941, Federated States of Micronesia (“SoftBank”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A	The Parties entered into an Amended and Restated Shareholders’ Agreement on October 29, 2014 (the “Amended and Restated Shareholders’ Agreement”) to govern certain of their rights, duties and obligations in the Company.

B	The Parties wish to make certain amendments to the Amended and Restated Shareholders’ Agreement and as a consequence thereof, the Parties wish to enter into this Agreement to record the basis according to which the Amended and Restated Shareholders’ Agreement is to be amended.

1.	Definitions and Interpretation.

1.1 In this Agreement except where the context otherwise requires, words and expressions defined and references construed in the Amended and Restated Shareholders’ Agreement (but not defined or construed in this Agreement) shall have the same meanings when used herein.

1.2 The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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2.	Amendment to the Amended and Restated Shareholders’ Agreement

With effect on and from the date of this Agreement, the Amended and Restated Shareholders’ Agreement is amended as follows:

2.1	Section 11.1(a):

The Parties agree that Section 11.1(a) of the Amended and Restated Shareholders’ Agreement shall be deleted in its entirety and replaced with the following:

“11.1 Board Composition.

(a) The Company shall have, and the Shareholders hereto agree to cause the Company to have, a Board consisting of up to seven (7) but no less than six (6) authorized Directors with each Shareholder having the right to appoint a member of the Board as follows: Goldman Sachs shall have the right to appoint one (1) Director, Crescent shall have the right to appoint one (1) Director, Ali shall have the right to appoint one (1) Director, SoftBank shall have the right to appoint one (1) Director, and each of the Principal Holding Companies shall have the right to appoint one (1) Director. If, for the purpose of Qualified IPO, the size of the Board of the Company needs to be increased to contain a certain number of independent directors to satisfy the requirements of any applicable listing rules, all Shareholders shall procure the Directors appointed by them to adopt all necessary resolutions and/or execute other necessary documents with respect to the addition of such number of independent directors, provided however that the Directors appointed by the above Investors who has already taken office prior to the addition of such independent directors shall not be dismissed and each of the above Investors shall not be deprived of its respective right to appoint one (1) Director to the Board of the Company in any event. Each Party agrees that if an Investor (together with its Affiliates) holds less than 5% of the Equity Securities in the Company, it shall be immediately deprived of its right to appoint Director(s) to the Board of the Company. For the avoidance of doubt, for purpose of this section, the percentage of the equity interest in the Company held by Goldman Sachs shall be the sum of the percentage of the Equity Securities in the Company held by GSIP and GSPO.”

2.2	Section 11.2(g):

The Parties agree that Section 11.2(g) of the Amended and Restated Shareholders’ Agreement shall be deleted in its entirety and replaced with the following:

“Each meeting of the Board requires a quorum of four (4) Directors or, in the event that one (1) Director is appointed by Goldman Sachs pursuant to Section 11.1(a), five (5) Directors, which must include the three (3) Directors or, in the event that one (1) Director is appointed by Goldman Sachs pursuant to Section 11.1(a), four (4) Directors, appointed by the Investors. Decisions adopted at any Board meeting at which a quorum is not present are invalid. Each Director shall have one vote and the chairman shall not have a casting vote. Notwithstanding the foregoing, if a quorum is not present (in person or by proxy) within fifteen (15) minutes of the scheduled start of a meeting of the Board, such meeting shall adjourn and reconvene fifteen (15) days later at the same place. If a quorum is not present (in person or by proxy) within fifteen (15) minutes of the scheduled start of the reconvened meeting, any two-thirds (2/3) of all Directors shall constitute a quorum for such Board meeting, but the Director who is absent from the meeting shall not be deemed to have voted in favor of any matter discussed by the Board meeting for the purpose of Section 12.2 or Section 12.3 below.”

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2.3	Section 12.2:

The Parties agree that the first paragraph of Section 12.2 of the Amended and Restated Shareholders’ Agreement shall be deleted in its entirety and replaced with the following. For the avoidance of doubt, the matters specified in Section 12.2 from (a) to (ff) (inclusive) shall remain unchanged and continue to be effective:

“12.2 Acts Requiring Supermajority Approval by the Board. The following matters of the Group Companies (except for those matters limited to the Company as specifically set forth below) shall be approved by the Board by the affirmative votes of at least two-thirds of the Directors, which shall at least include three (3) Directors or, in the event that one (1) Director is appointed by Goldman Sachs pursuant to Section 11.1(a), four (4) Directors, appointed by the Investors.”

2.4	Section 12.3:

The Parties agree that the first paragraph of Section 12.3 of the Amended and Restated Shareholders’ Agreement shall be deleted in its entirety and replaced with the following. For the avoidance of doubt, the matters specified in Section 12.3 (a) to (c) (inclusive) shall remain unchanged and continue to be effective:

“12.3 Acts Requiring Consultation. The following matters of the Group Companies shall be first consulted with Ali, Crescent, Goldman Sachs and SoftBank before being presented to the Board for voting, and the proposal then presented to the Board for voting shall fully reflect the opinions raised by the above-mentioned Investors. After the consultation, such matters shall be approved by the Board by the affirmative votes of at least two-thirds of the Directors, which shall at least include two (2) Directors or, in the event that one (1) Director is appointed by Goldman Sachs pursuant to Section 11.1(a), three (3) Directors, appointed by the Investors (notwithstanding the foregoing, if any resolution regarding the following matters adopted by at least two-thirds of the Directors, including two (2) Directors or, in the event that one (1) Director is appointed by Goldman Sachs pursuant to Section 11.1(a), three (3) Directors, appointed by the Investors, has and only has adverse impact on the Investor who has caused the Director designated by it to veto such matter, upon explanation of such adverse impact by such Investor in writing, such resolution adopted by the Board shall not have any legal effect and all Parties shall endeavor to resolve the relevant matters through amicable negotiation).”

2.5 The Parties hereby confirm that all terms and conditions of the Amended and Restated Shareholders’ Agreement, save as amended by this Agreement, shall continue in full force and effect.

3.	Miscellaneous

3.1 This Agreement will be binding and inure to the benefit of each Party’s successors and personal representatives.

3.2 This Agreement may be executed in any number of counterparts each of which when executed by one or more of the Parties to this Agreement will constitute an original but all of which shall constitute one and the same instrument.

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3.3 Sections 16.2 (Governing Law) and 16.3 (Dispute Resolution) of the Amended and Restated Shareholders’ Agreement shall apply to this Agreement (with the necessary modifications) as if they were set out in full herein.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

GROUP COMPANIES:

BAOZUN CAYMAN INC.

By:	/s/ Qiu Wenbin
Name:	Qiu Wenbin
Title:	Director

BAOZUN HONGKONG HOLDING LIMITED

By:	/s/ Qiu Wenbin
Name:	Qiu Wenbin
Title:	Director

SHANGHAI BAOZUN E-COMMERCE LIMITED

Seal: /s/ Shanghai Baozun E-Commerce Limited
By:	/s/ Qiu Wenbin
Name:	Qiu Wenbin
Title:	Director

SHANGHAI ZUNYI BUSINESS CONSULTING LTD.

Seal: /s/ Shanghai Zunyi Business Consulting Ltd.
By:	/s/ Qiu Wenbin
Name:	Qiu Wenbin
Title:	Director

SIGNATURE PAGE

QIU WENBIN

By:	/s/ Qiu Wenbin

ZHANG QINGYU

By:	/s/ Zhang Qingyu

WU JUNHUA

By:	/s/ Wu Junhua

SIGNATURE PAGE

Jesvinco Holdings Limited

By:	/s/ Qiu Wenbin
Name:	Qiu Wenbin
Title:	Director

PBE Holdings Limited

By:	/s/ Zhang Qingyu
Name:	Zhang Qingyu
Title:	Director

Casvendino Holdings Limited

By:	/s/ Wu Junhua
Name:	Wu Junhua
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

GS INVESTMENT PARTNERS (MAURITIUS) I LIMITED

By:	/s/ Michelle Barone
Name:	Michelle Barone
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

PRIVATE OPPORTUNITIES (MAURITIUS) I LIMITED

By:	/s/ Michelle Barone
Name:	Michelle Barone
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Alibaba Investment Limited

By:	/s/ Xie Shihuang
Name:	Xie Shihuang
Title:	Authorized Representative

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Crescent Castle Holdings Ltd

By:	/s/ David Hand
Name:	DAVID HAND
Title:	DIRECTOR

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Asia Tech Investments Ltd.

By:	/s/ Lawrence Lim
Name:	Lawrence Lim
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

New Access Capital Fund I

Seal: /s/ New Access Capital Fund I
By:	/s/ Qian Xuefeng
Name:	Qian Xuefeng
Title:	Legal Representative

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

New Access Capital Fund II

Seal: /s/ New Access Capital Fund II
By:	/s/ Qian Xuefeng
Name:	Qian Xuefeng
Title:	Legal Representative

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Infinity I-China Investments (Israel) L.P.
(by its general partner, Infinity-CSVC Partners, Ltd.)

By:	/s/ Avishai Silvershatz
Name:	Avishai Silvershatz
Title:	Managing Partner

By:	/s/ Amir Gal-Or
Name:	Amir Gal-Or
Title:	Managing Partner

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTORS:

Tsubasa Corporation

By:	/s/ Ippei Mimura
Name:	Ippei Mimura
Title:	President

SCHEDULE A

List of Principals and Principal Holding Companies

Principal	ID/Passport Number	Principal Holding Company	Beneficial Ownership Interest Percentage Held by Principal in the Principal Holding Companies
Qiu Wenbin	110108196804038979	Jesvinco Holdings Limited	100%
Wu Junhua	310107197805202430	Casvendino Holdings Limited	100%
Zhang Qingyu	310104196808290452	PBE Holdings Limited	100%